SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTL FAMILY ENTMT B

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 6/18/97           14,100            34.0500
          GAMCO INVESTORS, INC.
                                 6/18/97           50,000            34.0000
          GAMCO INVESTORS, INC.
                                 6/18/97           34,500            34.0000
                                 6/18/97           11,875-           34.0000
                                 6/18/97            3,125-             *DO
























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.


                                   39